EXHIBIT (10b)




                               DIXIE YARNS, INC.



                            Stock Option Agreement

                                    Under

                          1990 Incentive Stock Plan












































     Stock Option Agreement made this _____ day of ______________, 19___, by and between Dixie Yarns, Inc., a Tennessee corporation (hereinafter referred to as the "COMPANY"), and ______________________________, an
employee or Director of the Company (hereinafter referred to as the "OPTIONEE");

                            W I T N E S S E T H:

     WHEREAS, the shareholders of the Company approved the 1990 Incentive Stock Plan effective May 3, 1990, and are scheduled to vote on the approval of certain amendments thereto at the Company's 1997 Annual Meeting of Shareholders, to be held on May 1, 1997 (the 1990 Incentive Stock Plan, as amended to date, is hereinafter referred to as the "PLAN"), for the purpose of providing long-term incentive compensation to directors and selected key management employees performing services for the Company and to develop and maintain a significant long-term ownership position in the common stock of the Company on the part of such individuals; and

     WHEREAS, the Company desires to grant to the Optionee the option(s) to purchase the Company's common stock described herein; and

     WHEREAS, the Optionee desires to accept such grant.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, for other good and valuable consideration, and subject to the terms and conditions of the Plan (a copy of which is attached hereto) which are hereby incorporated by reference, the parties hereto hereby agree as follows:

     1. ADMINISTRATION. The Compensation Committee (the "COMMITTEE") of the Board of Directors of the Company (the "BOARD") shall administer the Plan, grant stock options and other awards under the Plan, construe and interpret the Plan, establish rules and regulations and perform all other acts as it believes reasonable and proper. In accordance with the conditions and limitations prescribed in the Plan, the Committee may also delegate the administration of the Plan in whole or in part, on such terms and conditions, and to such person or persons as it may determine in its discretion. Whenever the context in this Agreement so permits, any reference to the "Committee" shall include any successor or delegate of the Committee, as applicable. Options granted hereunder may be canceled if an Optionee violates the terms of either this Stock Option Agreement or the Plan or acts in a manner which the Committee determines to be inimical to the best interest of the Company. Any decision made, or action taken, by the Committee shall be final, conclusive and binding on all parties to this Agreement.

     2. GRANT OF INCENTIVE STOCK OPTION. Effective _____________, 19 ___, the Committee hereby grants to the Optionee, not in lieu of salary or any other compensation for services, the right and option (hereinafter referred to as the "ISO OPTION") to purchase from the Company _______________ shares of the Company's Common Stock, three dollars ($3.00) par value per share, as an incentive stock option (as defined in Section 422 of the Internal Revenue Code) (hereinafter referred to as the "ISO Optioned Stock"), subject to the terms and conditions hereinafter set forth.



     3. GRANT OF NSO STOCK OPTION. Effective ________________, 19____, the Committee hereby grants to the Optionee, not in lieu of salary or any other compensation for services, the right and option (hereinafter referred to as the "NSO OPTION") to purchase from the Company _____________ shares of the Company's Common Stock, three dollars ($3.00) par value per share, as a non-statutory stock option (hereinafter referred to as the "NSO OPTIONED STOCK"), subject to the terms and conditions hereinafter set forth.

     4  PURCHASE PRICE.   The  purchase  price of the  ISO Optioned Stock
shall be $_____________ per share (hereinafter referred to as the "ISO OPTION PRICE"). The purchase price of the NSO Optioned Stock shall be $___________ per share (hereinafter referred to as the "NSO OPTION PRICE").

     5.  TIME AND MANNER OF EXERCISE.

     (a) Vesting Schedule. Subject to the other provisions of this Agreement, the ISO Option and/or the NSO Option (as applicable) shall become exercisable as to the percentage of the aggregate number of shares initially covered by each such option (as adjusted in accordance with Section 8 hereof, if applicable) on and after each of the following dates:






     If the above schedule results in a fractional number of shares attributable to one or more installments, such fractions shall be added together or apportioned in such a manner as to add one or more additional whole shares to the first installment to become exercisable as set forth above, leaving an equal number of whole shares assigned to each of the remaining installments. To the extent not previously exercised in accordance with the terms of this Agreement, both the ISO Option and the NSO Option shall expire as of 11:59 p.m., Eastern Time, on the tenth (10th) anniversary of the date of this Agreement.

     (b) Minimum Exercise. A minimum of 100 shares, or such lesser number as is exercisable if fewer than 100 shares are exercisable, may be purchased by the Optionee from the Company at any one time under either the ISO Option or the NSO Option.

     (c) Method of Exercise and Payment. Subject to the other provisions of this Agreement, both the ISO Option and the NSO Option may be exercised, in whole or in part, by giving written notice of such exercise, in the form annexed to this Agreement, to the Secretary of the Company at the Company's corporate headquarters office, 1100 South Watkins Street, Chattanooga, Tennessee, 37404. In order to be effective, such notice must be accompanied by payment, in the form of a certified or bank cashier's check made payable to "Dixie Yarns, Inc.," of the full amount of the aggregate ISO Option Price and/or NSO Option Price for the ISO Optioned Stock and/or the NSO Optioned Stock then being purchased. Alternatively, payment of the exercise price for either such option may be made (in accordance with such procedures and limitations as the Committee may deem appropriate): (A) by means of surrender to the Company of whole shares of the Company's Common Stock owned by the Optionee having a fair market value (as defined in the Plan) on the date of exercise at least equal to the aggregate ISO Option Price or NSO Option Price of the stock then being purchased (provided, if the shares to be tendered were previously acquired upon the exercise of another ISO Option, such tendered shares must have been owned by the Optionee for at least as long as the ISO Holding Period (as defined in Section 9 hereof) applicable to such other ISO Option) or (B) by means of a combination of the surrender of such Common Stock and payment of any remaining balance of the aggregate exercise price with such a certified or bank cashier's check.

     (d) Certain Additional Restrictions. Except as provided in Section 7 hereof (and except for Optionees who are Directors of the Company), neither the ISO Option nor the NSO Option may be exercised unless the Optionee is an employee of the Company, as provided in Section 10 hereof, at the time of exercise. Neither the Optionee nor his heirs, legatees, distributees, or legal representatives of his estate shall have any rights of a stockholder with respect to the ISO Optioned Stock or the NSO Optioned Stock (as applicable) unless and until certificates for such shares have been issued upon the exercise of the ISO Option or the NSO Option. Unless otherwise provided herein, no adjustments shall be made for dividends or other rights for which the record date is prior to the date of exercise of the applicable option.

     6. ANTI-ASSIGNMENT PROVISION. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and the successors and assigns of the Company and its subsidiaries. However, except as may be approved by the Committee where such approval will not adversely affect compliance of the Plan with Rule 16b-3 under the Exchange Act, neither the ISO Option nor the NSO Option shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and each such option shall be exercisable, during the Optionee's lifetime, only by him (or by a duly appointed guardian or personal representative). More particularly (but without limiting the generality of the foregoing), neither the ISO Option nor the NSO Option may be assigned, transferred, pledged, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except as otherwise permitted in this Section 6) including, but not by way of limitation, by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner. In the event of any unapproved attempted assignment, transfer, pledge, hypothecation or other disposition of any ISO Option or NSO Option contrary to the provisions hereof, or the levy of any attachment or similar process upon such option, such option shall automatically become null and void.
Any transfer of an ISO Option or NSO Option approved by the Committee shall cause the transferee to be treated as the "Optionee" for all purposes of the Plan and this Agreement unless the Committee directs otherwise.

     7.  TERMINATION OF EMPLOYMENT/SERVICE OR DEATH OF OPTIONEE.

     (a) Termination Not Involving Death/Disability/Retirement. In the event an Optionee (other than an Optionee who is a non-employee Director of the Company) shall cease to be employed by, or performing services for, the Company, in accordance with Section 10 hereof, while holding one or more stock options (including both ISO Options and NSO Options), each option held shall immediately cease to be exercisable on the date of such termination of employment; provided, however, that, in the case of a period of Related Employment pursuant to Paragraph 14 of the Plan, the Committee may permit the Optionee to continue to be able to exercise the NSO Option (as well as any ISO Option that becomes an NSO Option by virtue of its continuation during a period of Related Employment which extends for more than 90 days) in accordance with all of the other terms of such option. Additionally, the Committee shall have the discretion, in the event of termination for any reason other than the Optionee's death, disability or retirement, to permit the Optionee to exercise any option that vested prior to such termination for a period of up to 90 days following such termination. Subject to Section 14 hereof, the Committee shall also have discretion to vest some or all non-vested options, as it deems appropriate, in the event of termination for any reason other than the Optionee's death, disability or retirement (subject, however, in the case of ISO Options, to the loss of favorable ISO treatment under federal tax laws to the extent that such action causes options covering shares with a fair market value in excess of $100,000 on the date such options were granted to first become exercisable within a single calendar year.

     (b) Disability or Retirement of Optionee. In the event that an Optionee (other than an Optionee who is a non-employee Director of the Company) shall cease to be employed by, or performing services for, the Company, in accordance with Section 10 hereof due to the Optionee's disability or retirement (as contemplated by Paragraph 5(e)(iii)(B) of the Plan), then each option then held by the Optionee may be exercised by the Optionee (or by his successor, in the event of the Optionee's death or legal incapacity), to the extent that such option was exercisable at the time of such termination of employment (and subject to Section 7(c) and Section 14 hereof), at any time during a period of one (1) year following the date of such termination.

     (c) Death of Optionee. Subject to Section 14 hereof, in the event that an Optionee should die while any portion of the ISO Option and/or the NSO Option remains exercisable, such option may be exercised by the Optionee's designated beneficiary to the same extent that such option was exercisable by the Optionee immediately prior to his death (or to the extent that such option would have been exercisable in the year immediately following Optionee's death had he survived, if subsequent installments would have vested) at any time during a period of one (1) year following Optionee's death. If Optionee has not made any designation of beneficiary, then the duly appointed legal representative of Optionee's estate shall be entitled to exercise such options in accordance with this Section 7(c).

     (d) Non-employee Directors. In the case of an Optionee who is a non-employee Director of the Company, if such Optionee should cease (for any reason) to serve as a member of the Board of Directors while any portion of the NSO Option granted to him remains exercisable, then such Optionee (or his successor, in the event of the Optionee's death or legal incapacity) may exercise the option during a period of up to one (1) year following the cessation of his service as a Director (or such other period determined by the Committee, but in no event after the option has expired) with respect to any shares as to which the Optionee could have exercised the option on the date when he ceased to serve as a Director of the Company, or with respect to such greater number of shares as determined by the Committee up to the total number of shares subject to the option.

     (e) Expiration of Options. All vested (as well as any non-vested) options shall expire at (a) the expiration of such option's term or (b) such earlier date as may be fixed by the Committee pursuant hereto. None of the provisions of this Section 7 shall be construed as permitting the exercise of either an ISO Option or an NSO Option, or any part thereof, at any time after 10 years from the date of this Agreement.

     8. ADJUSTMENT IN NUMBER OF SHARES OF OPTIONED STOCK AND OPTION PRICE. In the event of any change in the outstanding Common Shares of the Company by reason of any stock split, reverse stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, a change in control (as defined in Paragraph 17(o) of the Plan), any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine that such change equitably requires an adjustment in the terms of any ISO Option or NSO Option granted pursuant to this Agreement, such adjustment may be made by the Committee. In the case of any such adjustment by the Committee regarding the shares subject to any option, the exercise price per share also shall be appropriately adjusted to reflect the adjustment in the number of shares subject to such option. No fractional share of Common Stock shall be issued upon the exercise of any ISO Option or NSO Option as a result of any such adjustment. In the discretion of the Committee, the minimum number of full shares which may be purchased upon exercise of any such option pursuant to Section 5(b) hereof also may be adjusted in connection with such event. Any such adjustments made by the Committee shall be final, conclusive and binding for all purposes of this Agreement and the Plan.

     9. DISPOSAL OF ISO OPTION SHARES. Any Optionee who disposes of shares of Common Stock acquired on the exercise of an ISO Option by sale or exchange either (i) within two years after the date of the grant of the ISO Option under which the stock was acquired or (ii) within one year after the acquisition of such shares ((i) and (ii), collectively, the "ISO HOLDING PERIOD") must notify the Company of such disposition and of the amount realized upon such disposition. Optionee hereby covenants and agrees with the Company that Optionee will fully comply with the requirements of this
Section 9. Any failure by Optionee to fulfill this requirement will be grounds for the Committee's exclusion of such Optionee from eligibility to receive any future Awards under the Plan.

     10. EMPLOYMENT. As used herein, the term "employment" shall mean the employment by an individual performing services for the Company or any of its Affiliates (as defined in the Plan) and shall also include periods of "Related Employment" (as described in Paragraph 14 of the Plan) as designated by the Committee. Any transfer of the Optionee from employment by the Company to an Affiliate of the Company (as defined in the Plan) or from employment by an Affiliate to the Company shall not be deemed to be a termination of employment for purposes of this Agreement.

     11. NO RIGHT TO CONTINUED EMPLOYMENT OR OTHER RELATIONSHIP. It is understood that this Agreement shall not be construed as an agreement or commitment by the Company or any subsidiary or Affiliate to employ the Optionee during the term of the ISO Option and/or the NSO Option or for any fixed period of time. It is further understood that this Agreement does not interfere in any way with the right of the Company or of any Affiliate of the Company to terminate the employment of the Optionee (or any other relationship with the Optionee) at any time, with or without cause.

     12. WITHHOLDING. Upon the exercise of either the ISO Option or the NSO Option, the Company shall not deliver or otherwise make shares of Common Stock available to the Optionee or his beneficiary or representative until the Company has received from the applicable party, in cash or any other form acceptable to the Committee, the amount necessary to enable the Company to remit to the appropriate governmental entity, on behalf of the applicable party, any amounts required to be withheld for taxes with respect to such transaction.

     13. AVAILABILITY OF SHARES; PAYMENT OF EXPENSES. The Company shall at all times during the term of the ISO Option and/or the NSO Option, reserve and keep available such number of shares of common stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all fees and expenses necessarily incurred by the Company in connection with the issue of shares pursuant hereto and will use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable.

     14. SEC REGISTRATION AND SHAREHOLDER APPROVAL. This Agreement has been entered into pursuant to Paragraph 5 of the Plan. Notwithstanding anything to the contrary contained in this Agreement, the ISO Option and/or the NSO Option (as applicable) granted hereby shall not be exercisable unless and until: (A) a registration statement under the Securities and Exchange Act of 1934 as amended has been filed and has become effective with respect to the shares of Common Stock covered by such option; (B) any required approval of the Company's shareholders has been obtained in accordance with the terms of the Plan; and (C) any other applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required, shall have been complied with or obtained.

     15. GOVERNING LAW. This Option Agreement has been entered into pursuant to and shall be governed by the laws of the State of Tennessee.

     16. GENDER AND NUMBER. Any use of the masculine includes the feminine and the neuter; and any use of the singular includes the plural, whenever such meanings are appropriate.

     17. HEADINGS AND DEFINITIONS. The headings appearing at the beginning of each Section in this Agreement are intended only as an index and are not to be construed to vary the meaning of the provision to which they refer. Any capitalized terms used but not defined herein shall have the meanings assigned to such terms the Plan.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the Optionee and the Company has caused this Agreement to be duly executed by its officers thereunto duly authorized on the date and year above written.

ATTEST:                             DIXIE YARNS, INC.


__________________________          By:____________________________________
                                    Name:
                                    Title:


                                    _______________________________________
                                    OPTIONEE

                                    Social Security No.: __________________


              EXERCISE FORM FOR STOCK OPTION AGREEMENT UNDER
                  DIXIE YARNS, INC. INCENTIVE STOCK PLAN



                                    Date:___________________________

Dixie Yarns, Inc.
1100 South Watkins Street
Chattanooga, TN  37404

Attn:  Corporate Secretary

Ladies and Gentlemen:

     Enclosed are (i) my check for $_________________ and/or (ii) my stock certificate(s) (or other evidence of ownership) representing ______________ shares of Dixie Yarns, Inc. Common Stock and duly endorsed for transfer to Dixie Yarns, Inc., which are hereby tendered in payment for the purchase of:

(A) ______________ shares of Dixie Yarns, Inc. Common Stock at $ __________ per share pursuant to the exercise of ISO Options granted under the terms of my Stock Option Agreement with Dixie Yarns, Inc., dated _____________, 19 ______, and/or

(B) ______________ shares of Dixie Yarns, Inc. Common Stock at $ __________ per share pursuant to the exercise of NSO Options granted under the terms of my Stock Option Agreement with Dixie Yarns, Inc., dated _______________, 19______.

     Please register said stock in the name(s) of _________________________ ________________________________________________________ (you can either have the stock registered in your name only or in your and your spouse's names as joint tenants with right of survivorship) and forward the stock certificates, dividends, and all other stockholder information to (give exact address) ___________________________________________________________
__________________________________________________________________________
__________________________________________________________________________.



                                          ________________________________
                                          Signature

Social Security Number: ______________________

Spouse's Social Security Number
(if stock to be registered as joint tenants): ____________________________